SUPPLY AGREEMENT


This supply agreement (the "Agreement") is made between the following parties on February 2, 1998:


JELD-WEN, inc.
an Oregon corporation                                ("JELD-WEN"),

              - and -

Morgan Products Ltd.
a Delaware corporation                                        ("Morgan"),



WHEREAS, JELD-WEN, its subsidiaries and its affiliates (together the "Company") is in the business of manufacturing and selling stile and rail doors and other building products;

WHEREAS, JELD-WEN and Morgan have entered an asset purchase agreement for the sale of Morgan's Morgan Manufacturing division to JELD-WEN (the "Asset Purchase Agreement");

WHEREAS, Morgan is in the business of distributing building products;

WHEREAS, the Company would like to have a steady customer for its products and Morgan would like to have a steady supplier of products for its distribution operations;

                                      * * *


THEREFORE, in consideration of each other's promises herein and in the Asset Purchase Agreement, JELD-WEN and Morgan (together the "Parties") agree to the following terms and conditions in this Agreement:


                             ARTICLE I - DEFINITIONS

1.1           Terms.  The following terms shall have the following meanings:
              "Products"

                                     * * *


1.2 Preamble Integration. The preamble hereto is hereby incorporated into this Agreement and forms an integral part thereof.



                         ARTICLE II - TERM OF AGREEMENT


2.1           Term.
                                      * * *



                       ARTICLE III - PURCHASE OBLIGATIONS

                                      * * *

3.5 Marketing. Morgan shall use its reasonable best efforts to market and sell the Products.

                         ARTICLE IV - SUPPLY OBLIGATIONS

                                      * * *


                    ARTICLE V - TERMS AND CONDITIONS OF SALES


                                      * * *


5.1 Morgan shall pay all invoices for its purchase of Products from the Company pursuant to the Company's communicated standard credit terms, as they may be modified from time to time by the Company.

5.2 Warranties. The Products shall be covered by and subject to the Company's standard warranties. Morgan undertakes and agrees that it will not furnish to any customer or prospective customer, any warranties, undertakings or guarantees of any nature whatsoever which may tend to involve the responsibility or liability of the Company, without the consent of the Company, and Morgan agrees that if it breaches this promise, it will indemnify and save the Company harmless from any claims, demands, damages, costs or losses whatsoever arising out of or in any way connected with such warranties, undertakings or guarantees.

              Morgan agrees to honour the terms and conditions of the Company's standard form warranty in effect on the date of sale of any such Products by Morgan, at JELD-WEN's expense, subject to obtaining JELD-WEN's prior authorization to perform service for Products under warranty.



                        ARTICLE VI - TERM AND TERMINATION


6.1 Termination Events. This Agreement shall be capable of termination at any time by either Party forthwith upon written notice to the other Party in the event that:

              a. Assignment for Creditors. The other Party makes an assignment for the benefit of its creditors or admission of its inability to pay its obligations as they become due;

              b. Financial Insolvency. The other Party files a voluntary petition in bankruptcy or any pleading seeking any reorganization, liquidation or dissolution under any law, or admits or fails to contest the material allegations of any such pleading filed against it, or is adjudicated bankrupt or insolvent or a receiver is appointed for a substantial part of the assets of such Party or the claims of creditors of such Party are abated or subjected to a moratorium under any law or if execution is levied against a substantial part of such Party's assets;

              c. Assignment Without Consent. The other Party purports to make an assignment of this Agreement without the prior written consent of the first Party; or

              d. Breach. The other Party has violated one or several provisions of this Agreement and fails to remedy such default within a period of 30 days of written notice thereof from the first Party.

                                      * * *

6.2           Termination Effects.

              a. Return of Information. Upon termination of the relationship between the Parties, Morgan agrees to forthwith deliver to the Company all samples, pricing information, cost information, customer information including all copies of customer lists in the possession of Morgan, strategies, plans and such other books, documents, record and confidential information as may have been kept by Morgan in connection with this Agreement.

                      Morgan acknowledges and confirms that all such documents are the exclusive property of the Company. Morgan hereby appoints JELD-WEN as its true and lawful attorney to take possession of all such items.

                      Upon termination of this Agreement, any and all rights and privileges Morgan has under this Agreement shall terminate. Upon termination of this Agreement, Morgan will immediately discontinue all uses of the Company's trademarks and tradenames and copyrighted materials, except those licensed by Morgan to JELD-WEN, to the extent they preserve Morgan's rights to such intellectual property.

                      In the event of termination, the Company agrees to return to Morgan any information or property of Morgan Products, Ltd.'s Morgan Distribution operations and any of such operations' confidential information.

              b. Remedies. The Parties acknowledges that a breach of any of the provisions contained in this Agreement may cause a Party great and irreparable injury and damage, which cannot be reasonably or adequately compensated only in damages in any action in law and hereby expressly agrees that either Party shall be entitled to remedies of injunction, specific performance and other equitable relief to prevent a breach or recurrence of a breach of this Agreement by the other Party.

6.3
                                      * * *


                     ARTICLE VII - MISCELLANEOUS PROVISIONS


7.1 Nature of Relationship. This Agreement does not constitute Morgan as an agent, employee, legal representative or attorney of the Company for any purpose.

              The status of Morgan shall be that of an independent contractor and Morgan shall have no authority to assume or create any obligation whatsoever, expressed or implied, in the name of the Company, nor to bind the Company in any manner whatsoever.

              Morgan shall have no authority hereunder to enter into any contract of sale or employment on behalf of the Company, nor to endorse the Company's checks, nor to make allowances or adjustments on Morgan's accounts for the return of merchandise, except pursuant to written authorization of the Company.

7.2 No Assignment. Neither this Agreement nor any rights hereunder shall be in any way assignable by either party either directly or indirectly to any other person, firm or corporation without the prior written consent of the other.

7.3 Severability. Each and every term, condition and provision of this Agreement is and shall be severable one from the other, and in the event that any term, condition or provision hereof is at any time declared by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall not extend to invalidate, make void or unenforceable any other term, condition or provision of this Agreement.

              Any such term, condition or provision shall be replaced by a term, condition or provision which legally and economically comes closest to the desired purpose and intent of the void, invalid or unenforceable provision.

7.4 Notices. Any notices, designation or other communication acquired or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or sent by overnight mail to the other Party, one (1) day after being sent by overnight mail to the respective addresses as follows:

              To the Company:

              Attn: Doug Kintzinger
              JELD-WEN, inc.
              3250 Lakeport Blvd.
              Klamath Falls, Oregon 97601


              To Morgan:

              Attn:  Larry Robinette
              Morgan Products, Ltd.
              469 McClaws Circle
              Williamsburg, Virginia 23185

              or at such other address as such person may have previously furnished in writing to the other in the manner herein-before described.

7.5 Integration. This Agreement supersedes any prior understandings or written or oral agreements between the Parties respecting the within subject matter and contains the entire understanding between the Parties with respect thereto.

7.6 Time of the Essence. Time is hereby declared to be of the essence of this Agreement.

7.7 Governing Law. Notwithstanding the place of agreement, the place of performance, the place of payment or otherwise, this Agreement, and all amendments, modifications, alterations or supplements hereto shall be interpreted and construed according to and shall be governed by the laws of Wisconsin which for all purposes shall be the proper law of this Agreement.

7.8 Confidential Information. The Parties recognize and acknowledge that their relationship with each other is based on trust and reliance and that in the course of this Agreement, each will be entrusted with confidential information about the other and the other's customers as well as technology relating to the Products, the use or disclosure of which confidential information would be highly detrimental to the business of the other Party and its best interests and would impair, damage or destroy the business of the other Party.

              As a result, each party agrees during the term of this Agreement and at all times thereafter, neither the party nor any of its owners, officers or personnel shall disclose to any third party any information imparted to it by the other which the party knows or has reason to believe to be a trade secret or otherwise confidential.

              Each party shall be fully responsible to the other for any non-compliance with the provisions of this Section 7.8 by any of party's owners, officers or personnel to the extent that compliance by such persons is enforceable by the party under applicable law.

              Upon termination of the relationship between the Parties, the Company agrees to forthwith deliver to Morgan any documents, information and property of Morgan and any of Morgan's confidential information. The Company hereby appoints Morgan as its true and lawful attorney to take possession of such items.

7.9 Legal Counsel and Drafting. The Parties acknowledge and agree: 1) that each has been represented by counsel of their own choosing in the negotiation and preparation of this Agreement; 2) that they have read this Agreement; 3) that they have had the Agreement fully explained to them by such counsel; and 4) that they are fully aware of the contents and legal effect of this Agreement. Furthermore, both Parties participated in the drafting of this Agreement and neither shall be deemed its drafter or construed as causing any uncertainty or ambiguity as to any of its provisions.

7.10 Amendments and Waivers. Any term or provision of this Agreement may be waived without affecting any of the rights, conditions, or limitations relating to the other terms and conditions of this Agreement at any time by an instrument in writing signed by the Party which is entitled to the benefits thereof and this Agreement may be amended or supplemented at any time by an instrument in writing signed by all Parties hereto.

7.11 Force Majeure. JELD-WEN shall be excused for delay in performance or from nonperformance of this Agreement due to extreme weather conditions, war, fire, strikes, riots, lockouts, civil commotion, cessation or stoppage of labor, extraordinary breakdown, acts of God, or for any other cause reasonably beyond the control of JELD-WEN.

                                      * * *

              In the case of a force majeure event, the Company shall give Morgan reasonably prompt notice in writing of the event.

7.12 Attorney Fees. In the event of litigation or arbitration arising out of this Agreement or any provision of this Agreement, including, but not limited to, the collection of monies owing JELD-WEN for the purchase of Products, any breach of this Agreement, the prevailing Party in any such litigation or arbitration shall be entitled to recover its reasonable costs and reasonable attorney fees, including fees on appeal, if any, in addition to other relief awarded.

7.13 Waiver. Failure of either Party at any time, or from time to time, to enforce any of the terms of this Agreement shall not be construed to be a waiver of such term or such Party's right to thereafter enforce each and every provision of this Agreement. No waiver of any term or condition of this Agreement shall be effective unless made in writing signed by the Party against whom any such waiver is sought to be enforced.

7.14          Marks, Advertising
                                      * * *


7.15 No Inconsistent Actions. JELD-WEN and Morgan will not voluntarily undertake any course of action materially inconsistent with the provisions or intent of this Agreement, and each such Party will promptly do all acts and take all such measures as may be appropriate to comply in all material respects, as soon as practicable, with the terms, conditions and provisions of this Agreement.



The Parties signing below agree to all of the terms of this Agreement.


JELD-WEN, inc.                              Morgan Products Ltd.

By: /s/ Douglas P. Kintzinger               By: /s/  Larry Robinette

Douglas P. Kintzinger                               Larry Robinette

Its Secretary                                       Its President


* * *
               Confidential portion omitted and filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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                                   Exhibit A


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                                    Exhibit B


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